EXHIBIT 99.1

FirstEnergy Corp. 76 South Main Street		For Release: February 20, 2007
Akron, Ohio 44308 www.firstenergycorp.com

News Media Contact:		Investor Contact:
Ellen Raines		Ron Seeholzer
(330) 384-5808		(330) 384-5783

FIRSTENERGY REPORTS RECORD EARNINGS IN 2006

        AKRON, OH - FirstEnergy Corp. (NYSE:FE) today reported 2006 normalized basic earnings per share of common stock on a non-GAAP(*) basis of $3.88 ($3.85 diluted, excluding unusual items.  These results compare favorably to 2005 non-GAAP basic earnings per share of $3.00 ($2.98 diluted), excluding unusual items, and exceeded the company's final 2006 guidance to the investment community of $3.75 to $3.85 per share announced on October 25, 2006.

On a GAAP basis, net income in 2006 was $1.25 billion, or basic earnings per share of $3.84 ($3.81 diluted), reflecting charges of $0.04 per share related to deferred non-utility generation (NUG) purchased power costs resulting from a Pennsylvania Public Utility Commission (PPUC) accounting order and the impairment of securities held in trust for future nuclear decommissioning activities. This compares favorably with 2005 net income on a GAAP basis of $861 million, or basic earnings per share of common stock of $2.62 ($2.61 diluted).

“We achieved the strongest performance in our company’s history last year as we continued to execute our strategy to maximize the value of our assets, enhance customer service and build long-term shareholder value,” said Anthony J. Alexander, president and chief executive officer of FirstEnergy. “We’re pleased that the progress we’ve made has led to several positive developments in recent months, including a fourth dividend increase in two years, approval for a second share repurchase program and the third major contribution to our pension plan.”

Total revenues for 2006 were $11.5 billion, compared with $11.4 billion in 2005. Total electric generation sales increased 1.1 percent during the year, compared to 2005, as a 6.7 percent increase in retail sales more than offset a 19.1 percent reduction in wholesale sales. Generating plants produced a record 82 million megawatt-hours (MWH), up from 80.2 million MWH in 2005, with fossil plants producing a record 53 million MWH and nuclear plants producing 29 million MWH.

Earnings benefited from the company’s Ohio rate plans, as well as from the deferral of incremental transmission charges in Pennsylvania, which was approved by the PPUC on May 4, 2006. The PPUC authorized recovery of the deferred charges in a January 2007 rate order.

Non-GAAP Basic Earnings Per Share Reconciliation for the Year

	2006	2005
Before Unusual Items (Non-GAAP)	$3.88	$3.00
PPUC NUG Accounting Adjustment	(0.02)	--
Trust Securities Impairment	(0.02)	--
Cumulative Effect of Accounting Change	--	(0.09)
Ohio/New Jersey Income Tax Adjustments	--	(0.19)
Sammis Plant New Source Review Settlement	--	(0.04)
Davis-Besse Fine/Penalty	--	(0.10)
JCP&L Arbitration Decision	--	(0.03)
New Regulatory Assets - JCP&L Settlement	--	0.05
Non-Core Asset Sales/Impairments	--	0.02
BasicEarningsPerShare (GAAP)	$3.84	$2.62

In the fourth quarter of 2006, normalized basic earnings per share of common stock on a non-GAAP basis were $0.84 ($0.83 diluted), excluding a net $0.01 per share gain from the sale of non-core assets and the trust securities impairment described above. These results compare favorably with 2005 fourth quarter earnings on a non-GAAP basis of $0.77 per share of common stock, excluding unusual items related to Ohio and New Jersey state income taxes, a penalty related to the Davis-Besse reactor head issue, non-core asset impairments, and the recognition of the cumulative effect of accounting changes from the required adoption of a new accounting standard.

On a GAAP basis, net income for the fourth quarter of 2006 was $274 million, or basic earnings per share of $0.85 ($0.84 diluted), compared with 2005 fourth quarter net income of $190 million, or basic and diluted earnings of $0.58 per share of common stock.

Non-GAAP Basic Earnings Per Share Reconciliation for the Fourth Quarter

	2006	2005

Before Unusual Items (Non-GAAP)	$ 0.84	$ 0.77
Cumulative Effect of Accounting Change	--	(0.09)
Trust Securities Impairment	(0.02)	--
Davis-Besse Penalty	--	(0.08)
Non-Core Asset Sales/Impairments	0.03	(0.04)
Ohio/New Jersey Income Tax Adjustments	--	0.02
Basic Earnings Per Share (GAAP)	$0.85	$0.58

FirstEnergy’s Consolidated Report to the Financial Community - which provides highlights on company developments and financial results for the year and for the fourth quarter of 2006 - is posted on the company’s Web site - www.firstenergycorp.com/ir. To access the report, click on Q4 2006 Consolidated Report to the Financial Community.

FirstEnergy is a diversified energy company headquartered in Akron, Ohio. Its subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity, as well as energy management and other energy-related services.

(*) This news release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP).

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005 (including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement our Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the Nuclear Regulatory Commission and the various state public utility commissions as disclosed in our Securities and Exchange Commission filings, generally, and heightened scrutiny at the Perry Nuclear Power Plant in particular, the timing and outcome of various proceedings before the Public Utilities Commission of Ohio (including, but not limited to, the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan) and the Pennsylvania Public Utility Commission, including, but not limited to, the transition rate plan filings for Met-Ed and Penelec, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003, regional power outage, the successful implementation of the share repurchase program announced January 31, 2007, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, including our annual report on Form 10-K for the year ended December 31, 2005, and other similar factors. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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